UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14989 (Commission File Number)	25-1723342 (IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania (Address of principal executive offices)		15219 (Zip Code)
(412) 454-2200
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On June 2, 2016, WESCO International, Inc. (the “Company”) announced that its wholly-owned subsidiary, WESCO Distribution, Inc., commenced a private offering of senior notes, and then on the same date, the Company announced that WESCO Distribution, Inc. priced its offering of $350 million aggregate principal amount of 5.375% senior notes due 2024 (the “Notes”). The Notes are being offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Notes will be guaranteed (the “Guarantee”) by the Company. The Notes and the Guarantee have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The Company intends to use the net proceeds to repay its 6.0% Convertible Senior Debentures due 2029 (the "2029 Debentures"), which are redeemable on or after September 15, 2016. Until the 2029 Debentures are repaid, the Company plans to use the net proceeds to temporarily reduce other debt facilities for which there are no prepayment penalties.
The Company is filing herewith copies of the press releases as Exhibit 99.1 and Exhibit 99.2 pursuant to Rule 135c of the Securities Act.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following are furnished as exhibits to this report.

Number	Exhibit

99.1	Press Release dated June 2, 2016 announcing private offering of the Notes

99.2	Press Release dated June 2, 2016 announcing pricing of the Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 2, 2016	WESCO INTERNATIONAL, INC.
(Date)
/s/ Timothy A. Hibbard
Timothy A. Hibbard
Vice President, Corporate Controller, and Interim Chief Financial Officer